Exhibit 5.1

[•], 2007

Giant Interactive Group Inc. 2/F No. 29 Building 396 Guilin Road Shanghai 200233 People’s Republic of China	DIRECT LINE: E-MAIL: OUR REF: YOUR REF:	2842 9556 Christopher.bickley@conyersdillandpearman.com CWHB/kl/245283 (M#871638)

Dear Sirs

Giant Interactive Group Inc. (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with an initial public offering of certain ordinary shares in the Company (the “Ordinary Shares”) in the form of American Depositary Shares as described in the prospectus (the “Prospectus”) contained in the Company’s registration statement on Form F-1 filed with the United States Securities and Exchange Commission (the “Registration Statement” which term does not include any exhibits thereto).

For the purposes of giving this opinion, we have examined and relied upon copies of the following documents:

(i)	the Registration Statement to be filed by the Company under the United States Securities Act of 1933 (the “Securities Act”) with the United States Securities and Exchange Commission (the “Commission”) on [•], 2007, as amended; and

(ii)	a draft of the prospectus (the “Prospectus”) contained in the Registration Statement.

We have also reviewed the memorandum of association and articles of association of the Company, each certified by the [Secretary] of the Company on [•], 2007, copies of unanimous written resolutions of the members of the Company dated on [•], 2007 and unanimous written resolutions of the board of directors of the Company held on [•], 2007 (together, the “Minutes”), a certificate of good standing issued by the Registrar of Companies in relation to the Company on [•], 2007 and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (b) that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention; (c) the capacity,

Giant Interactive Group Inc.

[ •], 2007

power and authority of each of the parties to the Registration Statement, other than the Company, to enter into and perform its respective obligations under the Registration Statement; (d) the due execution and delivery of the Registration Statement by each of the parties thereto, other than the Company, and the physical delivery thereof by the Company with an intention to be bound thereby; (e) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us; (f) that the resolutions contained in the Minutes were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended; (g) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein; (h) that upon issue of any shares to be sold by the Company, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for your benefit and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.	As at the Certificate Date, the Company is duly incorporated and existing under the laws of the Cayman Islands in good standing (meaning solely that it has not failed to make any filing with any Cayman Islands government authority or to pay any Cayman Islands government fee which would make it liable to be struck off by the Registrar of Companies and thereby cease to exist under the laws of the Cayman Islands).

2.	When issued and paid for as contemplated by the Registration Statement, the Ordinary Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities” and “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Giant Interactive Group Inc.

[ •], 2007

Yours faithfully

Conyers Dill & Pearman